                                                                    Exhibit 12.1

                             Waste Management, Inc.

                Computation of Ratio of Earnings to Fixed Charges
                          (In millions, except ratios)
                                   (Unaudited)

                                                                 Years Ended December 31,
                                                              ------------------------------
                                                              2003         2002        2001
                                                              ------      ------      ------

Income before income taxes, cumulative effect of changes
   in accounting principles and minority interests            $1,129      $1,249      $  789
                                                              ------      ------      ------
Fixed charges deducted from income:
   Interest expense                                              439         467         544
   Implicit interest in rents                                     69          66          65
                                                              ------      ------      ------
                                                                 508         533         609
                                                              ------      ------      ------
           Earnings available for fixed charges               $1,637      $1,782      $1,398
                                                              ======      ======      ======

Interest expense                                              $  439      $  467      $  544
Capitalized interest
                                                                  22          20          16
Implicit interest in rents                                        69          66          65
                                                              ------      ------      ------
           Total fixed charges                                $  530      $  553      $  625
                                                              ======      ======      ======
Ratio of earnings to fixed charges                              3.1x        3.2x        2.2x
                                                              ======      ======      ======